JACK C. DAVIS PC JAMES R. NEAL MICHAEL G. OLIVA CATHERINE A. JACOBS MICHAEL H. RHODES JEFFREY L. GREEN JEFFREY S. THEUER[1] KEVIN J. RORAGEN RICHARD W. PENNINGS	TED S. ROZEBOOM SARA L. CUNNINGHAM[2] TRACEY L. LACKMAN JAMES F. ANDERTON, V3 MICHAEL G. STEFANKO[8] MIEKE V. WEISSERT MIKHAIL MURSHAK[4,6,7] LEAH J. BROOKS WARREN H. KRUEGER, III DOMINIC R. RIOS
OF COUNSEL:
KARL L. GOTTING PLLC
KENNETH W. BEALL PLLC
MICHAEL A. HOLMES
PAULA K. MANIS PLLC[2,5,9]
KELLY REED LUCAS[9]

________________________
1 ALSO LICENSED IN MD
2 ALSO LICENSED IN OH
3  ALSO LICENSED IN FL
4 ALSO LICENSED IN CT

KENNETH W. BEALL DIRECT DIAL: 517-318-9271 FAX: 517-853-8689 KWBEALL@LOOMISLAW.COM
5 ALSO LICENSED IN IL [6] ALSO LICENSED IN NY [7] ALSO LICENSED BY USPTO [8] ALSO CPA [9] EASTWOOD OFFICE
August 3, 2017
Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Re:	Chesapeake Energy Corporation Registration Statement on Form S-3
Ladies and Gentlemen:
We serve as Michigan counsel to Northern Michigan Exploration Company, L.L.C., a Michigan limited liability company (the “Covered Guarantor”), in connection with the registration statement on Form S-3 (the “Registration Statement”) of Chesapeake Energy Corporation, an Oklahoma corporation (“Issuer”), dated as of this date and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale under Rule 415 under the Securities Act, of an indeterminate number or amount of:
(i)Shares of common stock of the Issuer, par value $0.01 per share (the “Common Stock”),
(ii)Shares of the Issuer’s preferred stock, par value $0.01 per share, in one or more classes or series (the “Preferred Stock”),
(iii)Debt securities of the Issuer, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”),
(iv)Guarantees of the Issuer’s Debt Securities (the “Guarantees”) by the direct or indirect wholly-owned subsidiaries of the Issuer named as additional registrants in the Registration Statement (the “Guarantors”),
(v)Warrants of the Issuer to purchase one or more classes or series of the securities registered under the Registration Statement (the “Warrants”),

LANSING OFFICE: 124 W. ALLEGAN STREET, SUITE 700 LANSING, MI 48933-1784 517-482-2400	EASTWOOD OFFICE 2400 LAKE LANSING ROAD, SUITE E LANSING, MI 48912-3674 517-485-0400

August 3, 2017

(vi)Depositary shares of the Company representing Preferred Stock,
(vii)Share purchase contracts either obligating holders to purchase from the Issuer or obligating Issuer to sell shares of its Common Stock or Preferred Stock or other securities (the “Share Purchase Contracts”), and
(viii)Units consisting of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Guarantees, Warrants, Depositary Shares, Share Purchase Contracts, or any combination of such securities (“Units”) (items (i) through (viii) above are collectively referred to as the “Securities”).
We are providing this Opinion Letter to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
The Securities will be offered in amounts, at prices, and on terms to be determined at the time of sale and to be set forth in one or more supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”). Capitalized terms not otherwise defined in this Opinion Letter have the meanings ascribed in the Registration Statement.
In preparing this Opinion Letter, we have examined (i) the Articles of Organization and Amended and Restated Operation Agreement of the Covered Guarantor (the “Organizational Documents”), (ii) the Registration Statement and its exhibits, (iii) the Indenture, and (iv) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials and of officers and representatives of the Covered Guarantor as we have deemed appropriate as a basis for our opinions.
We have assumed: (i) the genuineness of any signatures on all documents we have reviewed; (ii) the legal capacity of natural persons who have executed all documents we have reviewed; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to originals of all documents submitted as copies and the authenticity of the originals of such copies; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and relied upon; (vi) the accuracy, completeness and authenticity of certificates of public officials; (vii) that the Registration Statement and the Organizational Documents of the Covered Guarantor, each as amended to this date, will not have been amended after this date in a manner that would affect the validity of our opinions; and (viii)  that any definitive purchase, underwriting or similar agreement (a “Definitive Purchase Agreement”) will constitute the valid and legally binding obligation of each business entity that is a party to the Definitive Purchase Agreement, enforceable against such business entity in accordance with its terms. We have relied upon a certificate and other assurances of officers of the Companies as to factual matters without having independently verified such factual matters.
We have further assumed that:
(i)The Issuer will receive the consideration for the Securities authorized by the board of directors of the Issuer (the “Board”);

August 3, 2017

(ii)The Registration Statement, and any amendments (including post-effective amendments), will have become effective and will comply with applicable law;
(iii)A Prospectus Supplement will comply with applicable law and will have been prepared and filed with the Commission describing any Securities offered at such time;
(iv)The Securities will be issued and sold in compliance with Federal and state securities laws and in the manner stated in the Registration Statement and any appropriate Prospectus Supplement; and
(v)All corporate or other action required to be taken by the Issuer or any Covered Guarantor to duly authorize each proposed issuance of the Securities and any related documentation, including the execution (in the case of certificated Securities), delivery and performance of the Securities, and the applicable Definitive Purchase Agreement and other related documentation shall have been duly completed and shall remain in full force and effect.
Our opinions are limited to matters governed by the laws of the State of Michigan, and we express no opinion as to the laws of any other jurisdiction or as to the effect of or compliance with any state securities or blue sky laws. We note that the Covered Guarantor is formed under the laws of the State of Michigan. The Issuer and certain Guarantors are formed under the laws of other jurisdictions, and our opinions do not cover the Issuer or such Guarantors.
Based upon the foregoing and on such legal considerations as we deem relevant, and subject to the assumptions, limitations and qualifications set forth in this Opinion Letter and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that:
1.The Covered Guarantor (a) is validly existing as a limited liability company under the laws of the State of Michigan, (b) is in good standing under such laws, and (c) has the limited liability company power and authority under such laws to issue its Guarantee under the guarantee provisions of the Indenture.
2.The governing body of the Covered Guarantor has taken all necessary limited liability company action under Michigan law to authorize and approve the execution and filing of the Registration Statement.
We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the applicable rules and regulations of the Commission.

Sincerely yours,

/s/ Loomis, Ewert, Parsley, Davis & Gotting, P.C.